Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

INSIGHT ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee (3)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share (1)	457(f)	11,000,000	—	$366	$0.00014760		$0.05

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$366		$
	Total Fees Previously Paid
	Total Fee Offsets								N/A
	Net Fee Due								$0.05

(1)	Relates to the consideration of (i) 11,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Insight Acquisition Corp. (“Insight”), a Delaware corporation, to be issued to the Alpha Modus Inc. stockholders as consideration in the proposed merger of Alpha Modus Corp., a Florida corporation (“AM”), and IAC Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of Insight, with and into AM (the “Business Combination”), with AM surviving the Business Combination as a wholly-owned subsidiary of Insight. In connection with the consummation of the Business Combination, Insight will be renamed “Alpha Modus Holdings, Inc.” or such other name designated by AM by notice to Insight.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. AM, a Florida corporation, is a private company, no market exists for its securities, and has an accumulated deficit. The AM common stock being exchanged in the Business Combination has a par value of $0.0001 per share. Therefore, the proposed maximum aggregate offering price is being calculated based on one-third of the aggregate par value of the AM securities expected to be issued in the Business Combination.